Filed Pursuant to Rule 424(b)(5)
Registration No. 333-191229
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor are we seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 19, 2014
PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated October 16, 2013)

                 Shares

Radisys Corporation Common Stock
________________________________

We are offering shares of our common stock. Our common stock is listed on The NASDAQ Global Select Market under the symbol “RSYS.” On March 18, 2014, the last reported sale price for our common stock on The NASDAQ Global Select Market was $3.98 per share.
________________________________

Investing in our common stock involves a high degree of risk, which is described in the “Risk Factors” section beginning on page S-3 of this prospectus supplement.
________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________________________

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us (1)	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We estimate the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately $300,000. The underwriters may also purchase up to an additional shares of common stock from us at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any, within 30 days of the date of this prospectus supplement. If the underwriters exercise the over-allotment option in full, the total underwriting discounts and commissions payable by us will be $     and the total proceeds, before expenses, to us will be $    .

You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporated by reference, before you invest in our stock.

We anticipate that delivery of the shares of our common stock will be made through the facilities of the Depository Trust

Company on or about March , 2014, subject to customary closing conditions.
________________________________
Sole Book-Running Manager
Needham & Company
________________________________
The date of this prospectus supplement is March    , 2014

TABLE OF CONTENTS

Prospectus Supplement

Prospectus dated October 16, 2013

i

ABOUT THIS PROSPECTUS SUPPLEMENT
On September 18, 2013, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-191229) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became effective on October 16, 2013. Under this shelf registration process, we may, from time to time, sell up to $100,000,000 of our common stock, preferred stock, depositary shares, warrants, debt securities and units of two or more of these securities.
We provide information to you about our common stock in two separate documents. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to our common stock. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. Neither we nor the underwriters have authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. If you receive any information not authorized by us or the underwriters, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus outside the United States. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement, the accompanying prospectus or any free writing prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
It is important for you to read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in these documents in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.
The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We use various trademarks and trade names in our business, including without limitation “Radisys.” This prospectus supplement and the accompanying prospectus also contain trademarks, trade names and service marks of other businesses that are the property of their respective owners.
Unless otherwise indicated or unless the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Radisys,” the “Company,” “we,” “our,” “ours,” and “us” refer to Radisys Corporation and all of our consolidated subsidiaries.

ii

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated within contain forward-looking statements that set forth anticipated results and expectations based on management’s plans and assumptions. Some of the forward-looking statements contained in or incorporated by reference into this prospectus supplement include:

•	expectations and goals for revenues, gross margin, R&D expenses, selling, general and administrative ("SG&A") expenses and profits;

•	the impact of our restructuring, strategic, acquisition and/or divestiture events on future operating results, price or volatility of our common stock;

•	timing of revenue recognition;

•	expected customer orders;

•	our projected liquidity;

•	future operations and market conditions;

•	industry trends or conditions and the business environment;

•	future levels of inventory and backlog and new product introductions;

•	financial performance, revenue growth, management changes or other attributes of Radisys following acquisition or divestiture activities;

•	expected use of proceeds; and

•	other statements that are not historical facts.
All statements that relate to future events or to our future performance are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plans,” “seeks,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “seek to continue,” “consider,” “intends,” or other comparable terminology. These forward-looking statements are made pursuant to safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or our industries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
These factors include, among others, the Company's high degree of customer concentration, the use of a single contract manufacturer for a significant portion of the production of our products, as well as the success of transitioning contract manufacturing partners, key employee attrition, the anticipated amount and timing of revenues from design wins and product orders due to the Company's customers' product development schedules, cancellations or delays, market conditions, matters affecting the embedded system industry, including changes in industry standards, changes in customer requirements and new product introductions, currency exchange rate fluctuations, changes in tariff and trade policies and other risks associated with foreign operations, actions by regulatory authorities or other third parties, the Company's ability to successfully manage the transition from 10G to 40G ATCA product technologies, cash generation, the Company's ability to successfully complete any restructuring, acquisition or divestiture activities and other factors listed in the section entitled “Risk Factors” below and in other reports we file with the SEC. Although forward-looking statements help provide additional information about us, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information.
We do not guarantee future results, levels of activity, performance or achievements, and we do not assume responsibility for the accuracy and completeness of these statements. The forward-looking statements contained in this prospectus supplement are made and based on information as of the date of this prospectus supplement or the date of the documents incorporated by reference into this prospectus supplement. We assume no obligation to update any of these statements based on information after the date of this prospectus supplement, other than as may be required by applicable law or regulation.

iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all the information you should consider before investing in our common stock. You should carefully read this entire prospectus supplement, our most recent annual report on Form 10-K and the accompanying prospectus, including the “Risk Factors” section contained in this prospectus supplement, our Form 10-K and the other documents incorporated by reference, before making an investment decision.
The Company
Radisys Corporation (NASDAQ: RSYS) is a provider of wireless infrastructure solutions to the telecom market.  Our Media Resource Function ("MRF"), T-Series platform products, and Trillium software coupled with an expert professional services organization enable our customers to bring high-value products and services to the telecom market faster and with lower investment and risk.  By leveraging our telecom expertise, we are also able to deliver our products and capabilities into adjacent markets such as aerospace and defense. These products are targeted throughout the telecommunication network from Radio Access Network ("RAN") to the Evolved Packet Core ("EPC") to the IP Multimedia Subsystem ("IMS") and include the following:

•
MRF products, which can be purchased either as a complete product on our own T-Series ATCA platform (MPX-12000) or as software-only MPX Operating Software ("MPX-OS") when our customers want to leverage other processing platforms, are designed into the IMS core of the network and provide the necessary media processing capabilities required as carriers deploy applications such as audio conferencing, Voice over Long-Term Evolution ("VoLTE"), Rich Communications Services (“RCS”) and video conferencing;

•
T-Series ATCA and Network Appliance products provide the platforms necessary to control and move data in the core of the telecom network enabling networks elements within the EPCs as well as providing a platform for applications such as Deep Packet Inspection ("DPI") and policy management. When these products are combined with our professional service organization of network experts, we believe our technology enables our customers to bring to market solutions such as intelligent gateways (security, femto, and Long-Term Evolution ("LTE") gateways) and load balancers, at a cost and time to market advantage when compared to internally developed solutions; and

•
Trillium software is the protocol foundation for a complete turn-key application that enables the linkage between end user wireless devices and small cells as carriers seek to optimize radio access spectrum utilization in both the 3G and LTE networks. Additionally, we leverage the same Trillium technology to enable small cell applications in adjacent markets such as aerospace and defense as well as manufacturing and test.

Radisys Corporation was incorporated in March 1987 under the laws of the State of Oregon. Our principal offices are located at 5435 N.E. Dawson Creek Drive, Hillsboro, OR 97124; our telephone number is (503) 615-1100. Our website address is www.radisys.com. Information on our website or available by hyperlink from our website does not constitute part of this prospectus supplement.
Recent Developments
On March 14, 2014, we entered into an amended and restated $25.0 million secured revolving line of credit agreement with Silicon Valley Bank, which has a stated maturity date of July 28, 2016. The revolving credit facility is available for cash borrowings and is subject to a borrowing formula based upon eligible accounts receivable. Eligible accounts receivable include 80% of domestic and 65% of foreign accounts receivable (80% in certain cases), in each case, not greater than 60 days past original invoice date. The revolving credit facility also includes a letter of credit sublimit (subject to the borrowing formula) of $1,000,000. The interest rate is dependent upon a liquidity threshold, which is defined as $15.0 million, with the exception of the last month end of each quarter, where it is defined as $20.0 million. Liquidity is defined as unrestricted cash plus unused availability on the revolving line of credit; however if our 4.50% convertible senior notes due 2015 (the “2015 convertible senior notes”) are not renewed or refinanced 120 days prior to their maturity date of February 15, 2015, liquidity (for purposes of testing against the liquidity threshold) will be reduced by the outstanding principal amount of our 2015 convertible senior notes. The interest rate will be equal to the prime rate (as published in Wall Street Journal) plus (i) 0.75% when liquidity is above the liquidity threshold or (ii) 2.25% when liquidity is below the liquidity threshold. We are required to make interest payments monthly. We are required to pay the higher of actual monthly interest incurred or the interest equivalent of $10.0 million in average monthly borrowings. We are required to pay a cancellation fee equal to 1.5% of the commitment if we terminate the facility prior to the maturity date. The revolving credit facility also includes a financial covenant that requires us to maintain minimum liquidity of $10.0 million tested monthly.

The Offering

Common stock offered by us	shares
Common stock to be outstanding after this offering	shares (or shares if the over-allotment option is exercised in full)
Option to purchase additional securities
We have granted the underwriters an option to purchase up to     additional shares of our common stock to cover over-allotments, if any. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds
We currently anticipate that the net proceeds from the sale of the common stock will be used for working capital and other general corporate purposes. We also may use a portion of the proceeds to repay debt. See “Use of Proceeds.”

Risk Factors
You should carefully read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

NASDAQ Global Select Market Symbol	RSYS
The number of shares of our common stock to be outstanding after this offering is based on 29.2 million shares of common stock outstanding as of December 31, 2013 and excludes:

•
3.5 million shares of common stock issuable upon exercise of outstanding options as of December 31, 2013 at a weighted average exercise price of $5.15 per share, of which 1.3 million were exercisable at December 31, 2013;

•	2.1 million shares of common stock issuable upon conversion of outstanding 2015 convertible senior notes;

•
335,000 shares of common stock issuable upon the time-based vesting of outstanding restricted stock units granted under our equity incentive plans with a weighted average grant date fair value of $4.73 per share;

•
796,000 shares of common stock issuable upon the performance-based vesting of outstanding LTIP and overlay awards granted under our equity incentive plans with a weighted average grant date fair value of $5.00 per share; and

•	482,613 shares of common stock reserved for future issuance under our equity plans.
Unless otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise of the underwriters’ over-allotment option to purchase additional shares of our common stock, and

•	no exercise of outstanding options to purchase shares of common stock or conversion of outstanding 2015 convertible senior notes.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risks described in this prospectus supplement and the accompanying prospectus and the other information in this prospectus supplement and the accompanying prospectus. If any of these risks occur, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. As a result, the price of our common stock could decline, and you could lose all or part of your investment.
Risks Related to our Business
There are many factors that affect our business and the results of our operations, many of which are beyond our control. The risks described in this report are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.
Because of the significant percentage of our sales to certain customers, the loss of, or a substantial decline in sales to, a top customer could have a material adverse effect on our revenues and profitability.
For 2013, 2012 and 2011, we derived 52%, 53%, and 59% of our revenues from our five largest customers during these periods. These five customers in 2013 were Arrow Electronics, Danaher Corporation, NEC Corporation, Nokia Solutions and Networks and Philips Healthcare, each of which purchases a variety of products from us. During 2013, 2012 and 2011, revenues attributable to our largest customer, Nokia Solutions and Networks, were 19%, 23% and 35%. Due to our significant customer concentration, our largest customers have additional pricing power over us that can adversely affect revenues and gross margins or cause us to exit lines of business with them that do not meet profitability objectives. Further, a financial hardship experienced by, or a substantial decrease in sales to, any one of these customers could materially affect our revenues and profitability. Generally, our products are components for our customers’ products and in certain instances our customers are not the end-users of our products. If any of these customers’ efforts to market the products we design and manufacture for them or the end products into which our products are incorporated are unsuccessful in the marketplace or if these customers experience a decrease in demand for such products, our design wins, sales and/or profitability will be significantly reduced. Furthermore, if these customers experience adverse economic conditions in the end markets into which they sell our products, we would expect a significant reduction in spending by these customers in addition to increasing our exposure to credit risk, which may limit our ability to collect. Some of these end markets are characterized by intense competition, rapid technological change and economic uncertainty and as such there is no guarantee that the revenues associated with the potential loss of a key customer will be replaced by the establishment of new business relationships. Our exposure to economic cyclicality and any related fluctuation in demand from these customers could have a material adverse effect on our revenues and financial condition.
Our ability to successfully transition from our current Malaysia-based contract manufacturer to a new China-based contract manufacturer could result in a material adverse effect on our business or our profitability if we underestimate the cost of the transfer, experience a delay in shipments, experience quality issues, purchase unneeded excess inventory or our internal measures to mitigate these risks are not effective.
In the fourth quarter of 2013, we announced plans to transition from our current contract manufacturer located in Penang, Malaysia, to a contract manufacturer located near our facilities in Shenzhen, China. The successful transition of our manufacturing is largely dependent upon the cooperation and continued performance of both our current and future contract manufacturers. During the transition period, we must establish procedures to ensure that our current contract manufacturer maintains its high standards of quality and on-time delivery with a reasonable cost structure despite the pending termination of our relationship.
As part of the transition, we plan to increase our inventory to mitigate the risk of not being able to meet customer demand during the transition and to be able to fulfill last time buy orders of products that will not be transferred to our new contract manufacturer. Holding increased levels of inventory could expose us to increased excess and obsolete charges that could negatively impact our operating results. Not maintaining adequate levels of inventory could result in missed sales opportunities and a loss of market share, negatively impacting revenues and our overall operating results.

If the transition does not go as expected, in addition to other issues noted above, each of the following events could have an adverse effect on our business and operating results and our business reputation:

•	delayed shipments;

•	unexpected costs overruns; and

•	quality issues with outsourced products.
If either third party manufacturer fails to adequately perform, our revenues and profitability could be adversely affected. Among other risks, inadequate performance by our contract manufacturer could include the production of products that do not meet our quality standards or schedule and delivery requirements and could cause us to manufacture products internally or seek additional sources of manufacturing. Additionally, our contract manufacturer may decide in the future to discontinue conducting business with us. If we are required to change contract manufacturers or assume internal manufacturing operations due to any termination of the agreements with our contract manufacturer, we may lose revenue, experience manufacturing delays, incur increased costs or otherwise damage our customer relationships. We cannot guarantee that we will be able to establish alternative manufacturing relationships on similar terms. Additionally, upon notification of our intent to terminate the relationship with our current contract manufacturer, the manufacturing agreement contractually obligates us to purchase all inventories in excess of ninety days demand. As of December 31, 2013 the contract manufacturer has yet to invoke this clause. If this clause was invoked, the Company could have been required to purchase an estimated $5.1 million of inventory as of December 31, 2013.
Our future performance depends in part on the research and development efforts of third parties.
We purchase technology from a number of third parties that is used in the development of new software and hardware products. If our third party vendors fail to adequately develop new products that meet our specifications, timelines and cost targets, our revenues and profitability could be adversely affected as we may be unable to meet our customer delivery commitments or maintain pace with the development efforts of our competitors.
Our ability, as well as our contract manufacturer's ability, to meet customer demand depends largely on our ability to obtain raw materials and a reduction or disruption in the availability of raw materials could negatively impact our business.
The recent global economic contraction has caused many of our component suppliers to reduce their manufacturing capacity. As the global economy improves, our component suppliers are experiencing and may continue to experience supply constraints until they expand capacity to meet increased levels of demand. These supply constraints may adversely affect the availability and lead times of components for our products. Increased lead times mean we may have to forsake flexibility in aligning our supply to customer demand changes and increase our exposure to excess inventory since we may have to order material earlier and in larger quantities. Further, supply constraints will likely result in increased expediting and overall procurement costs as we attempt to meet customer demand requirements. In addition, these supply constraints may affect our ability, as well as our contract manufacturer's ability to meet customer demand and thus result in missed sales opportunities and a loss of market share, negatively impacting revenues and our overall operating results.
Because of the limited number of direct, and indirect suppliers, or in some cases, one supplier, for some of the components we and our contract manufacturer use, a loss of a supplier, a decline in the quality and/or a shortage in any of these components could have a material adverse effect on our business or our profitability.
There are only a limited number of direct and indirect suppliers, or in some cases, only one supplier, for a continuing supply of the components our contract manufacturer uses in the manufacturing of our products and any disruption in supply could adversely impact our financial performance. For example, certain silicon is solely sourced from large silicon producers. We obtain these components from resellers, integrators and component manufacturers. Alternative sources of components that are procured from one supplier or a limited number of suppliers could be difficult to locate and/or would require a significant amount of time and resources to establish. We have in the past experienced and may in the future experience difficulty obtaining adequate quantities of key components used in certain of our products, which have resulted and may result in delayed or lost sales. Delayed sales can also result from our silicon vendors' delays or cancellations of new technologies and products as these technologies and products are often designed into new Radisys products before they are fully available from our suppliers. In addition, current economic conditions expose us to an increased risk of vendor insolvency, which, given our reliance upon a limited supply base, could result in an inability to procure adequate quantities of materials and components to meet our customers’ demand and/or ability to procure the quality of materials and components our customers require.

Political events, war, terrorism, public health issues, natural disasters and other circumstances could have a material adverse effect on our financial condition and operating results
War, terrorism, geopolitical uncertainties, public health issues, and other business interruptions have caused and could cause damage or disruption to international commerce and the global economy, and thus could have a strong negative effect on our business and our suppliers, logistics providers, manufacturing vendors and customers, including channel partners. Our business operations are subject to interruption by natural disasters, fire, power shortages, nuclear power plant accidents, terrorist attacks, and other hostile acts, labor disputes, public health issues, and other events beyond our control. Such events could decrease demand for our products, make it difficult or impossible for us to make and deliver products to our customers, including channel partners, or to receive components from our suppliers, and create delays and inefficiencies in our supply chain. Should major public health issues, including pandemics, arise, our business could be negatively affected by more stringent employee travel restrictions, additional limitations in freight services, governmental actions limiting the movement of products between regions, delays in production ramps of new products, and disruptions in the operations of our manufacturing vendors and component suppliers. The majority of our research and development activities and other critical business operations, including certain component suppliers and manufacturing vendors, are in locations that could be affected by natural disasters. In the event of a natural disaster, losses, significant recovery time and substantial expenditures could be required to resume operations and our financial condition and operating results could be materially adversely affected.
Our failure to develop and introduce new products on a timely basis could harm our ability to attract and retain customers.
Our industry is characterized by rapidly evolving technology, frequent product introductions and ongoing demands for greater performance and functionality. Therefore, we must continually identify, design, develop and introduce new and updated products with improved features to remain competitive. To introduce these products on a timely basis we must:

•	design innovative and performance-improving features that differentiate our products from those of our competitors;

•	identify emerging technological trends in our target markets, including new standards for our products in a timely manner;

•	accurately define and design new products to meet market needs;

•	anticipate changes in end-user preferences with respect to our customers’ products;

•	rapidly develop and produce these products at competitive prices;

•	anticipate and respond effectively to technological changes or product announcements by others; and

•	provide effective technical and post-sales support for these new products as they are deployed.
We intend to develop new products and expand into new markets, which may not be successful and could harm our operating results.
We intend to expand into new markets and develop new products and applications based on our existing technologies integrated with new technologies organically developed or acquired. These efforts have required and will continue to require us to make substantial investments, including but not limited to significant research, development and engineering expenditures. Additionally, many of the new products and applications we are working on may take longer and more resources to develop and commercialize than originally anticipated. Specific risks in connection with expanding into new products and markets include, but are not limited to, the inability to transfer our quality standards and technology into new products, the failure of customers to accept our new products, longer product development cycles and competition and intellectual property disputes. We may not be able to successfully manage expansion into new markets and products and these unsuccessful efforts may harm our financial condition and operating results.
Our projections of future purchase orders, revenues and earnings are highly subjective and may not reflect future results which could negatively affect our financial results and cause volatility in the price of our common stock.
We have several contracts with most of our major customers but these contracts do not typically commit them to purchase a minimum amount of our products. These contracts generally require our customers to provide us with forecasts of their anticipated purchases. However, our experience indicates that customers can change their purchasing patterns quickly in response to market demands, changes in their management or strategy, among other factors, and therefore these forecasts may not be relied upon to accurately forecast sales. From time to time we provide projections to our shareholders and the investment community of our future sales and earnings. Since we do not have long-term purchase commitments from our major customers and the customer order cycle is short, it is difficult for us to accurately predict the amount of our sales and related earnings in any given period. Our projections are based on management’s best estimate of sales using historical sales data, information from customers and other information deemed relevant. These projections are highly subjective since sales to our customers can fluctuate substantially based on the demands of their customers and the relevant markets. Our period to period revenues have varied in the past and may continue to vary in the future.
Unanticipated reductions in purchase orders from our customers may also result in us having to write off excess or obsolete inventory. Conversely, if we underestimate customer demand or if insufficient manufacturing capacity is available or if our customers experience a financial hardship or if we experience unplanned cancellations of customer contracts, the current provision for inventory reserves may be inadequate and as a result we could forego revenue opportunities and potentially lose market share and damage our customer relationships. In addition and as stated above, we have a high degree of customer concentration. Any significant change in purchases by any one of our large customers may significantly affect our sales and profitability.
If demand for our products fluctuates, our revenues, profitability and financial condition could be adversely affected. Important factors that could cause demand for our products to fluctuate include:

•	changes in customer product needs;

•	changes in the level of customers’ inventory;

•	changes in business and economic conditions;

•	changes in the mix of products we sell; and

•	market acceptance of our products.
The price of our common stock may be adversely affected by numerous factors, such as general economic and market conditions, changes in analysts’ estimates regarding earnings as well as factors relating to the commercial systems and communication networking markets in general. We cannot accurately forecast all of the above factors. As a result, we believe that period-to-period comparisons may not be indicative of future operating results. Our operating results in any future period may fall below the expectations of public market analysts or investors.
Our business depends on conditions in primary markets into which we sell our products. Demand in these markets can be cyclical and volatile, and any inability to sell products to these markets or forecast customer demand due to unfavorable or volatile market conditions could have a material adverse effect on our revenues and gross margin.
Generally, our products are components for our customers’ products and, in certain instances, our customers are not the end-users of our products. If our customers experience adverse economic conditions in the end markets into which they sell our products, we would expect a significant reduction in spending by our customers. Some of these end markets are characterized by intense competition, rapid technological change, consolidation of providers and economic uncertainty. Our exposure to economic cyclicality and any related fluctuation in customer demand in these end markets could have a material adverse effect on our revenues and financial condition. We are expanding into applications either through new product development projects with our existing customers or through new customer relationships, but no assurance can be given that this strategy will be successful.
In addition, customer demand for our products is subject to significant fluctuation. A prolonged economic downturn in the business or geographic areas in which we sell our products could reduce demand for our products and result in a decline in our revenue, gross margin and overall profitability. Volatility and disruption of financial and credit markets could limit our customers’ ability to obtain adequate financing to maintain operations and invest in network infrastructure and therefore could also reduce demand for our products and result in a decline in our revenue, gross margin and overall profitability. If we overestimate demand, we may experience underutilized capacity and excess inventory levels. As such, if we underestimate demand, we may miss sales opportunities and incur additional costs for labor overtime, equipment overuse and logistical complexities. Additionally, we have adverse purchase commitment liabilities pursuant to which we are contractually obligated to place a deposit with our contract manufacturer for the cost of excess inventory used in the manufacture of our products for which there is no forecasted or alternative use. Unexpected decreases in customer demand or our inability to accurately forecast customer demand could also result in increases in our adverse purchase commitment liability and have a material adverse effect on our gross margins and profitability.
Not all new design wins ramp into production, and even if ramped into production, the timing of such production may not occur as we or our customers had estimated or the volumes derived from such projects may not be as significant as we had estimated, which could have a substantial negative impact on our anticipated revenues and profitability.
Our product revenue growth expectations are highly dependent upon successful ramping of our design wins. The time between when we achieve a design win with a customer and when we begin shipping to that customer at production levels generally has been shortened with our standards-based model. In some cases there is no time between when a design win is achieved and when production level shipments begin. With many new design wins with our ATCA platforms and our COM Express modules, customers may require us to provide customization of our products. In addition, customers may require significant time to port their own applications to our systems. Customization of our products as well as porting of customer specific applications can take six to twelve months and in some circumstances can be as long as 24 months. After that, there is an additional time lag from the start of production ramp to peak revenue. Not all design wins ramp into production and, even if a design win ramps into production, the volumes derived from such projects may be less than we had originally estimated. Customer projects related to design wins are sometimes canceled or delayed, or can perform below original expectations, which can adversely impact anticipated revenues and profitability. In particular, the volumes and time to production ramp associated with new design wins depend on the adoption rate of new technologies in our customers’ end markets, especially in the communications networking sector. Program delays or cancellations could be more frequent during times of meaningful economic downturn or due to the consolidation of one or more of our end customers. Should technologies such as VoLTE, IMS, 3G and 4G/LTE wireless technologies, advanced multimedia applications, Femtocell applications and other emerging technologies not be adopted as fast as we or our customers anticipate, actual volumes from new design wins may be lower than we are expecting, which could adversely affect our revenue growth and gross margin expectations.
We rely on our key management and depend on the recruitment and retention of qualified personnel, and our failure to attract and retain such personnel could seriously harm our business.
A small number of key executives manage our business. Their departure could have a material adverse effect on our operations. In addition, due to the specialized nature of our business, our future performance is highly dependent upon our ability to attract and retain qualified engineering, manufacturing, marketing, sales and management personnel for our operations. Competition for personnel is intense, and we may not be successful in attracting and retaining qualified personnel. Our failure to compete for these personnel could seriously harm our business, results of operations and financial condition. In addition, if incentive programs we offer are not considered desirable by current and prospective employees, we could have difficulty retaining or recruiting qualified personnel. If we are unable to recruit and retain key employees, our product development, marketing and sales could be harmed.
The success of our business is dependent upon successfully managing our international operations and attracting and retaining key international employees.
Substantially all of our product development and operations centers are located in China and India. This international presence results in risks that are inherent in doing business on an international level. These risks include:

•	difficulties in managing operations due to distance, language and cultural differences;

•	different or conflicting laws and regulations;

•	accounting (including managing internal control over financial reporting in our non-U.S. subsidiaries), tax and legal complexities arising from international operations;

•	burdensome regulatory requirements and unexpected changes in these requirements, including data protection requirements;

•	political and economic instability;

•	fluctuations in currency exchange rates; and

•	different laws and regulations surrounding taxes and their potentially adverse consequences.
Our foreign currency exchange risk management program is designed to reduce, but does not eliminate, the impact of currency exchange rate movements. If we cannot manage our international operations successfully, our business, results of operations and financial condition could be adversely affected.
The U.S. Foreign Corrupt Practices Act (“FCPA”) and similar anti-bribery laws and regulations in other jurisdictions generally prohibit companies and their intermediaries from making improper payments to government officials for the purpose of obtaining or retaining business or securing an improper advantage. Our policies mandate compliance with applicable anti- bribery laws worldwide. However, if we are found to be in violation of the FCPA or other similar anti-bribery laws or regulations, whether due to our or others' actions or inadvertence, we could be subject to civil and criminal penalties or other sanctions that could have a material adverse impact on our business, financial condition or results of operations. In addition, actual or alleged violations could damage our reputation or ability to do business.

Acquisitions, divestitures and partnerships may be more costly or less profitable than anticipated and may adversely affect the price of our common stock.
As part of our business strategy, we routinely engage in discussions with third parties regarding, and enter into agreements relating to, acquisitions, joint ventures and divestitures in order to manage our product and technology portfolios as part of and to further our strategic objectives. Our strategy may include the divestiture of certain product lines as we seek to maximize shareholder value or improve our cash position. We also continually look for ways to increase the profitability of our operations through restructuring efforts and to consolidate operations across facilities where synergies exist. In order to pursue this strategy successfully, we must identify suitable acquisition, alliance or divestiture candidates, complete these transactions, some of which may be large and complex, and integrate acquired companies. Integration and other risks of acquisitions can be more pronounced for larger and more complicated transactions, or if multiple acquisitions are pursued simultaneously.
The integration of acquisitions may make the completion and integration of subsequent acquisitions more difficult. However, if we fail to identify and complete these transactions, we may be required to expend resources to internally develop products and technology or may be at a competitive disadvantage or may be adversely affected by negative market perceptions, which may have a material adverse effect on our business, results of operations and financial condition.
Acquisitions may require us to integrate different company cultures, management teams and business infrastructures and otherwise manage integration risks. Even if an acquisition is successfully integrated, we may not receive the expected benefits of the transaction.
A successful sale or divestiture depends on various factors, including our ability to effectively transfer assets and liabilities, contracts, facilities and employees to the purchaser, identify and separate the intellectual property to be divested from the intellectual property that we wish to keep and reduce fixed costs previously associated with the divested assets of the business.
Managing acquisitions and divestitures requires varying levels of management resources, which may divert management's attention from our other business operations. Acquisitions, including abandoned acquisitions, also may result in significant costs and expenses and charges to earnings.
Restructuring activities may result in business disruptions and may not produce the full efficiency and cost reduction benefits anticipated. Further, the benefits may be realized later than expected and the cost of implementing these measures may be greater than anticipated. If these measures are not successful, we may need to undertake additional cost reduction efforts, which could result in future charges. Moreover, we could experience business disruptions with customers and elsewhere if our cost reduction and restructuring efforts prove ineffective, and our ability to achieve our other strategic goals and business plans as well as our business, results of operations and financial condition could be materially adversely affected.
We operate in intensely competitive industries, and our failure to respond quickly to technological developments and incorporate new features into our products could have an adverse effect on our ability to compete.
We operate in intensely competitive industries that experience rapid technological developments, changes in industry standards, changes in customer requirements, industry migration to the private telecom cloud, and frequent new product introductions and improvements. If we are unable to respond quickly and successfully to these developments, we may lose our competitive position, and our products or technologies may become uncompetitive or obsolete. Similarly, if there are changes to technology requirements, it may render our products and technologies uncompetitive. To compete successfully, we must maintain a successful marketing and R&D effort, develop new products and production processes, and improve our existing products and processes at the same pace or ahead of our competitors. We may not be able to successfully develop and market these new products, the products we invest in and develop may not be well received by customers, and products developed and new technologies offered by others may affect the demand for our products. These types of events could have a variety of negative effects on our competitive position and our profitability and financial condition, such as reducing our revenue, increasing our costs, lowering our gross margin, reducing our profitability and/or requiring us to recognize and record impairments of our assets.
There are a number of trends and factors affecting our markets, including economic conditions in the United States, Europe and Asia, which are beyond our control. These trends and factors may result in increasing upward pressure on the costs of products and an overall reduction in demand.

There are trends and factors affecting our markets and our sources of supply that are beyond our control and may negatively affect our cost of sales. Such trends and factors include: adverse changes in the cost of raw commodities and increasing freight, energy, and labor costs in developing regions such as China and India. Our business strategy has been to provide customers with faster time-to-market and greater value solutions in order to help them compete in an industry that generally faces downward pricing pressure. In addition, our competitors have in the past lowered, and may again in the future lower, prices in order to increase their market share, which would ultimately reduce the price we may realize from our customers. If we are unable to realize prices that allow us to continue to compete on this basis of performance, our profit margin, market share, and overall financial condition and operating results may be materially and adversely affected.
Some of the products or technologies acquired, licensed or developed by us incorporate open source software, and we may incorporate open source software into other products in the future. Any failure to comply with the terms of one or more of open source licenses could negatively affect our business.
The products, services or technologies we acquire, license, provide or develop may incorporate or use open source software. We monitor our use of open source software in an effort to avoid unintended consequences, such as reciprocal license grants, patent retaliation clauses, and the requirement to license our products at no cost. Nevertheless, we may be subject to unanticipated obligations regarding our products which incorporate open source software.
Competition in the market for enabling software and systems is intense, and if we lose market share, our revenues and profitability could decline.
We face competition in the design of enabling solutions from a number of sources. Our principal competition remains the internal design resources of our own customers. Many of our customers retain the ability to design enabling solutions in-house. In order to achieve design wins and receive subsequent orders from these customers, we must convince them of the benefits associated with using our design services and solutions rather than solutions designed by their in-house personnel. While we believe that many of our customers will increase the proportion of their solutions sourced from merchant suppliers, we will need to continue to demonstrate the benefits of our solutions relative to similar products that could be developed by our customers’ internal personnel in order to successfully execute our strategy. In addition, consolidation of our customers may cause material changes in their use of third parties to realize new product designs.
We also compete with a number of companies and divisions of companies that focus on providing enabling solutions, including, but not limited to, ADLink Technologies, Advantech Co., AudioCodes, Dialogic, Artesyn Embedded Technologies, Hewlett-Packard, IBM and Kontron AG. In addition, our primary competitors in the enabling software solutions market, into which our Trillium software is sold, are Aricent Group, NodeH, Cisco and in-house development by our target customer base.
Because the enabling software and systems market is growing, the market is attracting new non-traditional competitors. These non-traditional competitors include contract manufacturers that provide design services and Asia-based original design manufacturers.
Some of our competitors and potential competitors have a number of significant advantages over us, including:

•	a longer operating history;

•	greater name recognition and marketing power;

•	preferred vendor status with our existing and potential customers;

•	significantly greater financial, technical, marketing and other resources, which allow them to respond more quickly to new or changing opportunities, technologies and customer requirements;

•	broader product and service offerings to provide more complete and valued solutions; and

•	lower cost structures which, among other things, could include different accounting principles relative to U.S. generally accepted accounting principles (“GAAP”).
Furthermore, existing or potential competitors may establish cooperative relationships with each other or with third parties or adopt aggressive pricing policies to gain market share.
As a result of increased competition, we may encounter significant pricing pressures and/or suffer losses in market share. These pricing pressures could result in significantly lower average selling prices for our products. We may not be able to offset the effects of any price reductions with an increase in the number of customers, cost reductions or otherwise. In addition, many of the industries we serve, such as the communications industry, are encountering market consolidation, or are likely to encounter consolidation in the near future, which could result in increased pricing pressure and additional competition thus weakening our position or causing delays in new design wins and their associated production.
We have incurred, and may incur in the future, restructuring and other charges, the amounts of which are difficult to predict accurately.
From time to time, we have sought to optimize our operational capabilities and efficiencies and focus our efforts and expertise through business restructurings. In the future we may decide to engage in discrete restructurings of our operations if business or economic conditions warrant. Possible adverse consequences related to such actions may include various charges for such items as idle capacity, disposition costs, severance costs, loss of propriety information and in-house knowledge. We may be unsuccessful in any of our current or future efforts to restructure our business, which may have a material adverse effect upon our business, financial condition or results of operations.
Our international operations expose us to additional political, economic and regulatory risks not faced by businesses that operate only in the United States.
In 2013, 2012 and 2011, as measured by delivery destination, we derived 22%, 21% and 24% of our revenues from EMEA and 34%, 41% and 44% from Asia Pacific. In 2013, all of our manufacturing was completed by our U.S. contract manufacturer’s Asian supply chain and operations. As a result, we are subject to worldwide economic and market conditions risks generally associated with global trade such as fluctuating exchange rates, tariff and trade policies, increased protectionism of foreign governments, domestic and foreign tax policies, foreign governmental regulations, political unrest, wars and other acts of terrorism and changes in other economic conditions. These risks, among others, could adversely affect the results of our operations or financial position. Additionally, some of our sales to overseas customers are made under export licenses that must be obtained from the U.S. Department of Commerce. Protectionist trade legislation in either the United States or other countries, such as a change in the current tariff structures, export compliance laws, trade restrictions resulting from war or terrorism or other trade policies could adversely affect our ability to sell or to manufacture in international markets. Additionally, U.S. federal and state agency restrictions imposed by the Buy American Act or the Trade Agreement Act may apply to our products manufactured outside the United States. Furthermore, revenues from outside the United States are subject to inherent risks, including the general economic and political conditions in each country. As a result of tightening credit markets, our customers and suppliers may face issues gaining timely access to sufficient credit, which could impair our customers’ ability to make timely payments to us and could cause key suppliers to delay shipments and face serious risks of insolvency. These risks, among others, could adversely affect our results of operations or financial position.
If we are unable to protect our intellectual property, we may lose a valuable competitive advantage or be forced to endure costly litigation.
We are a technology dependent company, and our success depends on developing and protecting our intellectual property. We rely on patents, copyrights, trademarks, trade secret laws, know-how and rapid time to market to protect our intellectual property. At the same time, our products are complex and are often not patentable in their entirety. We also license intellectual property from third parties and rely on those parties to maintain and protect their technology. We cannot be certain that our actions will protect our proprietary rights. Any patents owned by us may be invalidated, circumvented or challenged. Any of our patent applications, whether or not being currently challenged, may not be issued with the scope of the claims we seek, if at all. If we are unable to adequately protect our technology, or if we are unable to continue to obtain or maintain licenses for protected technology from third parties, it could have a material adverse effect on our results of operations. In addition, some of our products are now designed, manufactured and sold outside of the United States. Despite the precautions we take to protect our intellectual property, this international exposure may reduce or limit protection of our intellectual property, which is more prone to design piracy outside of the United States.
Third parties may also assert infringement claims against us in the future; assertions by third parties may result in costly litigation and we may not prevail in such litigation or be able to license any valid and infringed patents from third parties on commercially reasonable terms. Litigation, regardless of its outcome, could result in substantial costs and diversion of our resources. Any infringement claim or other litigation against us or by us could materially adversely affect our financial condition and results of operations.
We may have additional tax liabilities.
Significant judgments and estimates are required in determining the provision for income taxes and other tax liabilities around the world. Our tax expense may be impacted if our intercompany transactions, which are required to be computed on an arm’s-length basis, are challenged and successfully disputed by the tax authorities. Also, our tax expense could be impacted depending on the applicability of withholding taxes on software licenses and related intercompany transactions in certain jurisdictions. In determining the adequacy of income taxes, we assess the likelihood of adverse outcomes that could result if our tax positions were challenged by the Internal Revenue Service (“IRS”) and other tax authorities. The tax authorities in the U.S. and other countries where we do business regularly may examine our income and other tax returns. The ultimate outcome of these examinations cannot be predicted with certainty. Should the IRS or other tax authorities assess additional taxes as a result of examinations, we may be required to record charges to operations that could have a material impact on our results of operations, financial position, or cash flows.
Utilization of our U.S. net operating losses (“NOLs”) and credits may be limited if we experience an “ownership change”, as defined in the Internal Revenue Code.
Section 382 ownership change occurs if a shareholder or a group of shareholders, who are deemed to own at least 5% of our common stock, increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. If an ownership change occurs, Section 382 imposes an annual limit on the amount of NOLs and Credits we can use to reduce our tax liability. Any unused annual limitation may be carried over to later years. Our existing tax assets are comprised of $144.8 million and $84.0 million in U.S. federal and state NOLs and $17.6 million in federal and state Credits as of December 31, 2013, which have previously been reserved for through the establishment of a full valuation allowance. The completion of our offering of shares of common stock could result in an annual limitation under Section 382. While we do not expect the offering to immediately limit our ability to utilize our U.S. federal and state NOLs and Credits, changes in our 5% shareholders may give rise in the future to limitations on the utilization of these tax assets. Further, a Section 382 limitation could impact our effective tax rate and limit the amount of future U.S. taxable income which we are able to offset with our existing tax assets, which could have an adverse impact on cash resources.
Our disclosure controls and internal control over financial reporting do not guarantee the absence of error or fraud.
We do not expect that disclosure controls or internal control over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of our control systems to prevent error or fraud could materially adversely impact us.
Increased IT security requirements, vulnerabilities, threats and more sophisticated and targeted computer crime and cyber attacks could pose a risk to our systems, networks, products, solutions, services and data.
Increased global IT security requirements, vulnerabilities, threats and more sophisticated and targeted computer crime and cyber attacks pose a risk to the security of our systems and networks and the confidentiality, availability and integrity of our data. While we attempt to mitigate these risks by employing a number of measures, including employee training, comprehensive monitoring of our networks and systems, and maintenance of backup and protective systems, our systems, networks, products, and solutions remain potentially vulnerable to advanced persistent threats. We also may have access to sensitive, confidential or personal data or information in certain of our businesses that is subject to privacy and security laws, regulations and customer-imposed controls. Despite our efforts to protect sensitive, confidential or personal data or information, our facilities and systems and those of our third-party service providers may be vulnerable to security breaches, theft, misplaced or lost data, programming and/or human errors that could potentially lead to the compromising of sensitive, confidential or personal data or information, improper use of our systems, software solutions or networks, unauthorized access, use, disclosure, modification or destruction of information, defective products, production downtimes and operational disruptions, which in turn could adversely affect our reputation, competitiveness and results of operations.
We have a substantial level of indebtedness and future obligations relative to our cash position.
As of December 31, 2013, we had $25.5 million of cash and cash equivalents which consisted of $18.9 million held domestically and $6.6 million held by foreign subsidiaries, and 2015 convertible senior notes outstanding with an aggregate principal amount of $18.0 million. In addition, we have various other short-term obligations which will require use of our cash to satisfy. This level of debt and our ability to repay or refinance this debt prior to maturity could have negative consequences to our business, including:

•	increasing the difficulty of our ability to make payments on our outstanding debt;

•
requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use or cash flow to fund our operations, capital expenditures, acquisitions;

•	limiting our ability to pursue our growth strategy;

•
limiting our ability to incur additional indebtedness or obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements, acquisitions, or general corporate purposes;

•
placing us at a disadvantage compared to our competitors who are less highly leveraged and may be better able to use their cash flow to fund competitive responses to changing industry, market or economic conditions; and

•	increasing our vulnerability in the event of an increase in interest rates if we must incur new debt to satisfy our obligations under the 2015 convertible senior notes.
We may also be unable to borrow funds as a result of an inability of financial institutions to lend due to restrictive lending policies and/or institutional liquidity concerns.
If we experience a decline in revenues, we could have difficulty paying amounts due on our indebtedness. Any default under our indebtedness could have a material adverse impact on our business, operating results, and financial condition.
If required to fund operations, refinance debt or for other general corporate purposes, as of February 28, 2014 we would have had $1.5 million available for borrowing under our secured revolving line of credit agreement with Silicon Valley Bank if the March 14, 2014 amendment had been in effect on that date. The line of credit matures on July 28, 2016. The line of credit, however, is subject to certain financial covenants and may not be available, in full or in part, on dates we may attempt to draw on the line in the future. Additionally, we believe that cash generation in the second half of 2014, combined with the borrowing availability under our secured revolving line of credit, will enable us to repay the outstanding balance of the 2015 convertible senior notes when they mature in February 2015. If available liquidity is not sufficient to repay the outstanding 2015 convertible senior notes upon maturity, we may pursue alternative financing arrangements which may include, among others, extending the maturity date of the 2015 convertible senior notes, selling product lines and other assets, or repaying the outstanding balance with proceeds from sales of securities pursuant to our shelf registration statement.
Risks Related to the Offering
Because our stock is not widely held, it may be more difficult for shareholders to sell our shares or buy additional shares when they desire and share prices may be volatile.
Our common stock is currently listed on the NASDAQ Global Select Market. Our trading volume is relatively low compared to the overall stock market, which could lead to higher volatility. We cannot guarantee that the trading market for our shares will have sufficient liquidity or depth to prevent price volatility or that shares will be available to sell or purchase in such quantities as investors may desire without causing price volatility. An attempt to sell a large number of shares by a large holder could adversely affect the price of our stock. In addition, it may be difficult for a purchaser of our shares of our common stock to sell such shares without experiencing significant price volatility.
The exercise or conversion of outstanding options or 2015 convertible senior notes into common stock will dilute the percentage ownership of our other shareholders and the sale of such shares may adversely affect the market price of our common stock.
As of December 31, 2013, there are outstanding options to purchase an aggregate of approximately 3.5 million shares of our common stock and more options will likely be granted in the future to our officers, directors, employees and consultants. In addition, as of December 31, 2013, there were 2.1 million shares of common stock issuable upon conversion of our 2015 convertible senior notes The exercise of outstanding stock options or the conversion of our 2015 convertible senior notes will dilute the percentage ownership of our other shareholders. The exercise of these options or the conversion of the 2015 convertible senior notes and the subsequent sale of the underlying common stock could cause a decline in our stock price.
Oregon corporate law, our articles of incorporation and our bylaws contain provisions that could prevent or discourage a third party from acquiring us even if the change of control would be beneficial to our shareholders.
Our articles of incorporation and our bylaws contain anti-takeover provisions that could delay or prevent a change of control of our company, even if a change of control would be beneficial to our shareholders. These provisions:

•
authorize our Board of Directors to issue up to 5,663,952 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without prior shareholder approval, which could adversely affect the voting power or other rights of the holders of outstanding shares of preferred stock or common stock;

•	establish advance notice requirements for nominations for election to our Board of Directors or for proposing matters that can be acted upon by shareholders at shareholder meetings;

•	prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of shareholders to elect director candidates; and

•	limit the ability of shareholders to take action by written consent, thereby effectively requiring all common shareholder actions to be taken at a meeting of our common shareholders.
In addition, if our common stock is acquired in specified transactions deemed to constitute “control share acquisitions,” provisions of Oregon law condition the voting rights that would otherwise be associated with those common shares upon approval by our shareholders (excluding, among other things, the acquirer in any such transaction). Provisions of Oregon law also restrict, subject to specified exceptions, the ability of a person owning 15% or more of our common stock to enter into any “business combination transaction” with us.
The foregoing provisions of Oregon law and our articles of incorporation and bylaws could limit the price that investors might be willing to pay in the future for shares of our common stock and value of our convertible notes.
Sales of a significant number of shares of our common stock in the public markets, or the perception of such sales, could depress the market price of our common stock.
Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets could depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock. As of December 31, 2013, we had $18.0 million aggregate principal amount of our 2015 convertible senior notes outstanding. The price of our common stock could be affected by possible sales of our common stock by investors who view convertible notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity which we expect to occur involving our common stock.
Because we do not intend to pay dividends, shareholders will benefit from an investment in our common stock only if it appreciates in value.
We have never paid any cash dividends on our common stock and do not expect to declare cash dividends on the common stock in the foreseeable future. Our ability to pay dividends is also restricted by our policy as well as the covenants arising from our line of credit agreement with Silicon Valley Bank, which prohibits the payment of any dividends, distributions or payment in respect of our common stock. As a result, the success of an investment in our common stock will depend entirely upon any future appreciation. There is no guarantee that our common stock will appreciate in value or even maintain the price at which shareholders have purchased their shares.
Our management will have broad discretion in the use of the net proceeds from this offering, and we may not use these proceeds effectively.
We have not determined the specific allocation of the net proceeds of this offering. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or financial condition, cause the price of our common stock to decline and delay product development. In addition, our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.
You will experience immediate dilution in the book value per share of the common stock you purchase.
Since the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer dilution in the net tangible book value of the common stock you purchase in this offering. Based on an assumed public offering of 4,500,000 shares of our common stock at the assumed offering price to the public of $3.98 per share (the closing price on The NASDAQ Global Select Market on March 18, 2014, if you purchase shares of common stock in this offering, you will suffer immediate dilution of $2.76 per share in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.
If securities and/or industry analysts fail to continue publishing research about our business, if they change their recommendations adversely or if our results of operations do not meet their expectations, our stock price and trading volume could decline.
The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. In addition, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors. If one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our stock price could decline.

USE OF PROCEEDS
We estimate that the net proceeds to us from the assumed sale of 4,500,000 shares of our common stock offered hereby, at an assumed public offering price of $3.98 per share, the closing price on The NASDAQ Global Select Market on March 18, 2014 will be approximately $16.5 million (or approximately $19.1 million if the underwriters’ option to purchase additional securities is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We currently intend to use the net proceeds from the sale of the securities offered hereby for working capital and other general corporate purposes. We also may use a portion of the proceeds to repay debt. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of this offering. Pending the application of the net proceeds for these purposes, we intend to invest the net proceeds in U.S. government securities.
At December 31, 2013, we had $33.0 million of outstanding indebtedness.

DILUTION
If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of shares of our common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately afterwards.
The net tangible book value of our common stock as of December 31, 2013 was approximately $24.6 million, or $0.84 per share. After giving effect to the assumed sale of 4,500,000 shares of our common stock offered hereby, at an assumed public offering price of $ 3.98 per share, the closing price on The NASDAQ Global Select Market on March 18, 2014, through this prospectus supplement and the accompanying prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses, our net tangible book value as of December 31, 2013 would have been approximately $41.1 million, or $1.22 per share. This represents an immediate increase in net tangible book value of $0.38 per share to existing shareholders and an immediate dilution of $2.76 per share to new investors purchasing shares of common stock in this offering at the assumed public offering price. The following table illustrates this dilution:

Assumed public offering price per share		$3.98
Net tangible book value per share as of December 31, 2013	$0.84
Increase per share attributable to new investors	0.38

As adjusted net tangible book value per share after giving effect to this offering		1.22

Dilution per share to new investors		$2.76
Each $1.00 increase (decrease) in the assumed public offering price of $3.98 per share would increase (decrease) our as adjusted net tangible book value after this offering by approximately $4.2 million, or approximately $0.13 per share, and the dilution per share to new investors by approximately $0.87 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same.
We may also increase or decrease the number of shares we are offering. An increase of 1,000,000 shares in the number of shares offered by us would increase our as adjusted net tangible book value after this offering by approximately $3.7 million, or $0.07 per share, and the dilution per share to new investors would be approximately $2.69 per share, assuming that the assumed public offering price remains the same.
Similarly, a decrease of 1,000,000 shares in the number of shares offered by us would decrease our as adjusted net tangible book value after this offering by approximately $3.7 million, or $0.08 per share, and the dilution per share to new investors would be approximately $2.84 per share, assuming that the assumed public offering price remains the same.
The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.
The foregoing table does not take into effect further dilution to new investors that could occur upon the exercise of outstanding options or the conversion of convertible debt having a per share exercise price or conversion price less than the offering price per share in this offering or the release of shares upon vesting of restricted stock units and performance-based equity awards. The number of shares of our common stock in the calculations above is based on 29.2 million shares outstanding as of December 31, 2013, assumes no exercise of the underwriters’ option to purchase up to 675,000 additional shares of common stock from us, and excludes, as of that date:

•
3.5 million shares of common stock issuable upon exercise of outstanding options as of December 31, 2013 at a weighted average exercise price of $5.15 per share, of which 1.3 million were exercisable at December 31, 2013;

•	2.1 million shares of common stock issuable upon conversion of outstanding 4.50% convertible senior notes due 2015 (the “2015 convertible notes”);

•
335,000 shares of common stock issuable upon the time-based vesting of outstanding restricted stock units granted under our equity incentive plans with a weighted average grant date fair value of $4.73 per share;

•
796,000 shares of common stock issuable upon the performance-based vesting of outstanding LTIP and overlay awards granted under our equity incentive plans with a weighted average grant date fair value of $5.00 per share; and

•	482,613 shares of common stock reserved for future issuance under our equity plans.

UNDERWRITING
We have entered into an underwriting agreement with the underwriters named below. Needham & Company, LLC is acting as representative of the underwriters. The underwriters' obligations are several, which means that each underwriter is required to purchase a specific number of shares, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us, less the underwriting discounts and commissions, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Needham & Company, LLC
The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below.
The underwriting agreement provides that we will indemnify the underwriters against certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act, or to contribute payments that the underwriters may be required to make in respect thereof. The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.
We have granted an option to the underwriters to purchase up to      additional shares of common stock at the public offering price per share, less the underwriting discount, set forth on the cover page of this prospectus supplement. This option is exercisable during the 30-day period after the date of this prospectus supplement. The underwriters may exercise this option only to cover over-allotments made in connection with this offering. If this option is exercised, each of the underwriters will purchase approximately the same percentage of the additional shares as the number of shares of common stock to be purchased by that underwriter, as shown in the table above, bears to the total shown. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The representative has advised us that the underwriters propose to offer the shares of common stock to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriters may offer shares to securities dealers, who may include the underwriters, at that public offering price less a concession of up to $     per share. After the offering to the public, the offering price and other selling terms may be changed by the representative.
The following table summarizes the public offering price per share, total underwriting discount and commission and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$	$	$
Underwriting discounts and commissions
Proceeds, before expenses, to us	$	$	$
We estimate that the total expenses of the offering, excluding the underwriting discount and commissions, will be approximately $300,000, which includes $100,000 that we have agreed to reimburse the underwriters for out-of-pocket expenses incurred by them in connection with this offering.
We have agreed not to offer, sell, contract to sell, pledge, grant options to purchase, or otherwise dispose of any shares of our common stock or securities exchangeable for or convertible into our common stock for a period of 90 days after the date of this prospectus supplement without the prior written consent of Needham & Company, LLC. Our directors and executive officers have agreed, subject to certain customary exceptions, not to, directly or indirectly, sell, hedge, or otherwise dispose of any shares of common stock, options to acquire shares of common stock or securities exchangeable for or convertible into shares of common stock, for a period of 90 days after the date of this prospectus supplement without the prior written consent of Needham & Company, LLC. However, in the event that either (1) during the last 17 days of the "lock-up" period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the "lock-up" period, we announce that we will release earnings results during the 16-day period beginning on the last day of the "lock-up" period, then in either case the expiration of the "lock-up" will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Needham & Company, LLC waives, in writing, such an extension.
Price Stabilization, Short Positions
In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our common stock for their own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. To close out a short position or to stabilize the price of our common stock, the underwriters may bid for, and purchase, common stock in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our common stock in this offering because the underwriters repurchase that stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including "passive" market making transactions as described below.
These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on The NASDAQ Global Select Market, in the over-the-counter market, or otherwise.
In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock on The NASDAQ Global Select Market immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

•
net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker's average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•	passive market making bids must be identified as such.
Passive market making may stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.
The underwriters and their affiliates have either provided, or may in the future provide, various investment banking and other financial services for us, for which they either have received, or may receive in the future, customary fees.
Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

European Economic Area
To the extent that the offer of the common stock is made in any Member State of the European Economic Area that has implemented the Prospectus Directive before the date of publication of a prospectus in relation to the common stock which has been approved by the competent authority in the Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and notified to the competent authority in the Member State in accordance with the Prospectus Directive), the offer (including any offer pursuant to this document) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be made otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:
(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities,

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, or
(c) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
The EEA selling restriction is in addition to any other selling restrictions set out below. In relation to each Relevant Member State, each purchaser of shares of common stock (other than the underwriters) will be deemed to have represented, acknowledged and agreed that it will not make an offer of shares of common stock to the public in any Relevant Member State, except that it may, with effect from and including the date on which the Prospectus Directive is implemented in the Relevant Member State, make an offer of shares of common stock to the public in that Relevant Member State at any time in any circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that such purchaser agrees that it has not and will not make an offer of any shares of common stock in reliance or purported reliance on Article 3(2)(b) of the Prospectus Directive. For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares of common stock in any Relevant Member State has the same meaning as in the preceding paragraph.
Switzerland
This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The shares of common stock may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the shares of common stock may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the shares of common stock in Switzerland.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Inc.
Nasdaq Stock Market Quotation
Our common stock is traded on the Nasdaq Global Select Market under the symbol “RSYS.”

LEGAL MATTERS
The validity of the securities offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Stoel Rives LLP, Portland, Oregon. Nixon Peabody LLP, New York, New York, is counsel for the underwriters in connection with this offering.

EXPERTS
The consolidated financial statements of Radisys Corporation as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document.
Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, current and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.
We maintain a website at www.radisys.com. The information contained on our website is not incorporated by reference in this prospectus supplement and any accompanying prospectus, and you should not consider it a part of this prospectus and any accompanying prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any such information superseded by information contained in later-filed documents or directly in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). These documents contain important information about us and our financial condition.

•	The Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 14, 2014;

•	The Current Reports on Form 8-K filed with the SEC on January 22, 2014, February 11, 2014 and February 25, 2014;

•	The portions of our Definitive Proxy Statement on Schedule 14A filed on July 24, 2013 that are deemed “filed” with the SEC under the Exchange Act; and

•	The description of our common stock contained in our registration statement on Form 8-A filed under Section 12(g) of the Exchange Act with the SEC on September 25, 1995, including any amendment or reports filed for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct written requests to: Radisys Corporation, 5435 N.E. Dawson Creek Drive, Hillsboro, Oregon 97124; Attention: Chief Financial Officer, or you may call us at (503) 615-1100.
The information incorporated by reference is an important part of this prospectus supplement. You should rely only upon the information provided in this prospectus supplement and the information incorporated into this prospectus supplement by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement.

PROSPECTUS
RADISYS CORPORATION
$100,000,000
Common Stock, Preferred Stock, Depositary Shares,
Warrants, Debt Securities
Units of These Securities

This prospectus provides a general description of the securities we may offer from time to time and the general manner in which they may be offered. The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “RSYS.” The last reported sale price of our common stock on the Nasdaq Global Select Market on October 10, 2013 was $3.21 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

We may offer and sell securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves risks.
See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 16, 2013.

_________________________________

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Using this process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will file a supplement to this prospectus with the SEC that will describe the specific terms of the offering and the manner in which the securities will be offered, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change the information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. The prospectus may be used only for the purposes for which it has been published. If you receive any other information, you should not rely on it. You should assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations or prospects may have changed since that date. The representations and warranties contained in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may publicly file in the future may contain representations and warranties made by and to the parties thereto as of specific dates. Those representations and warranties may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, or may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes. No offer of these securities is being made in any jurisdiction where such offer or sale is prohibited.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to read this entire prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission (“SEC”) on March 7, 2013 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, and June 30, 2013 filed with the SEC on May 2, 2013, and August 1, 2013, respectively. As used in this prospectus, unless required by context, or as otherwise indicated, “we,” “us,” “our” and similar terms, as well as references to the “Company” and “Radisys” refer to Radisys Corporation and include all of our consolidated subsidiaries.
THE COMPANY
Radisys Corporation is a leader in enabling wireless infrastructure solutions for the telecom, aerospace, and defense markets. Our market-leading Media Resource Function ("MRF") and Advanced Telecommunications Computing Architecture ("ATCA") products, world-renowned Trillium software, Computer-on-Module ("COM") Express compute platforms and Network Appliance coupled with an expert professional services organization enable our customers to bring high-value products and services to the telecom market faster and with lower investment and risk. These products are targeted throughout the telecommunication network from Radio Access Network ("RAN") to the Evolved Packet Core to the IP Multimedia Subsystem ("IMS") and include the following:

•
MRF products, which can be purchased either as a complete product on our own ATCA platform or as a software-only MRF-OS when our customers want to leverage other computer platforms, provides a suite of media processing capabilities that function in the network's IMS including audio conferencing, Voice over Long-Term Evolution ("VoLTE"), Rich Communications Services (“RCS”) and video conferencing;

•
ATCA and Network Appliance products provide the platforms necessary to control and move data in the network core enabling applications such as Deep Packet Inspection and policy management. When these products are combined with our professional service organization of network experts, we enable our customers to bring to market solutions such as compact packet cores, intelligent gateways (security, femto, and LTE gateways) and load balancers, at a cost and time to market advantage for our customers when compared to internally developed solutions; and

•
Trillium software is the foundation for a complete turn-key application for small cells in both the 3G and LTE RAN networks. Additionally, we leverage our Trillium technology to enable small cell applications in adjacent markets and applications that leverage similar small cell technology.

Radisys Corporation was incorporated in March 1987 under the laws of the State of Oregon. Our principal offices are located at 5435 N.E. Dawson Creek Drive, Hillsboro, OR 97124; our telephone number is (503) 615-1100. Our website address is www.radisys.com. Information on our website or available by hyperlink from our website does not constitute part of this prospectus.
THE OFFERINGS

Securities we may offer	The securities we may offer from time to time by this prospectus are:

•	common stock;

•	preferred stock, which we may issue in one or more series;

•	depositary shares;

•	debt securities, which we may issue in one or more series;

•	warrants entitling the holders to purchase common stock, preferred stock or debt securities; or

•	units of the above securities.
We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future.

Use of proceeds	Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities for general corporate purposes, which may include:

•	acquiring interests or companies in our industry and related businesses;

•	reducing or repaying existing or future indebtedness;

•	providing additional working capital; and

•	capital expenditures.

Risk factors
You should carefully consider all of the information set forth in or incorporated by reference into this prospectus and, in particular, you should evaluate the specific factors set forth under “Risk Factors” in deciding whether to invest in our securities.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008 (1)
Ratio of earnings to fixed charges (2)	—	—	—	—	—	—	—
Deficit in earnings to cover fixed charges (millions) (3)	$9.1	$2.4	$37.1	$12.7	$0.9	$3.2	$77.6
_____________________
(1) As adjusted due to the implementation of the cash conversion subsections of ASC Topic 470-20 “Debt with Conversion and Other Options—Cash Conversion.” See Note 1 “Significant Accounting Policies” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(2) Ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, "earnings" means net loss from operation plus minority interests in consolidated subsidiaries or income (loss) from equity investees, fixed charges and amortized capital interest less interest capitalized and our minority interest in pretax income (loss) of subsidiaries that have not incurred fixed charges. For this purpose, "fixed charges" means interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and estimated interest within rental expense.

(3) For the six months ended June 30, 2013 and 2012 and for the years ended December 31, 2012, 2011, 2010, 2009, and 2008 our earnings were insufficient to cover fixed charges.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as updated by the subsequent quarterly reports on Form 10-Q all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain some forward-looking statements that set forth anticipated results and expectations based on management’s plans and assumptions. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plans,” “seeks,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “seek to continue,” “intends,” or other comparable terminology. In particular, these include statements relating to:

•	expectations and goals for revenues, gross margin, research and development expenses, selling, general and administrative expenses and profits;

•	the impact of our restructuring events on future operating results;

•	our projected liquidity;

•	future operations and market conditions;

•	industry trends or conditions and the business environment;

•	future levels of inventory and backlog and new product introductions;

•	financial performance, revenue growth, management changes or other attributes of Radisys following acquisition or divestiture activities; and
•    other statements that are not historical facts, as well as other risks described in “Risk Factors” above.

Although forward-looking statements help provide additional information about us, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information. Actual results could differ materially from the anticipated results and expectations in these forward-looking statements as a result of a number of risk factors include, among others, a high degree of customer concentration, the use of a single contract manufacturer for a significant portion of the production of our products, key employee attrition, the anticipated amount and timing of revenues from design wins due to our customers' product development schedule, cancellations or delays, market conditions, matters affecting the embedded system industry, including changes in industry standards, changes in customer requirements and new product introductions, currency exchange rate fluctuations, changes in tariff and trade policies and other risks associated with foreign operations, actions by regulatory authorities or other third parties, our ability to successfully manage the transition from 10G to 40G Advanced Telecommunications Computing Architecture ("ATCA") product technologies, cash generation, our ability to successfully complete any restructuring, acquisition or divestiture activities and the other factors described under the heading “Risk Factors” in applicable prospectus supplements for offerings of our securities, as described in “Risk Factors” above, and listed in our reports filed with the SEC, including those listed under “Risk Factors” in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by subsequent quarterly reports on Form 10-Q. You are urged to carefully review and consider the various disclosures that we make in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

We do not guarantee future results, levels of activity, performance or achievements, and we do not assume responsibility for the accuracy and completeness of these statements. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of the documents incorporated by reference into this prospectus. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, other than as may be required by applicable law or regulation.

SECURITIES WE MAY OFFER

Types of Securities

The securities we may offer from time to time by this prospectus are:

• common stock;
• preferred stock, which we may issue in one or more series;
• depositary shares;
• debt securities, which we may issue in one or more series;
• warrants entitling the holders to purchase common stock, preferred stock or debt securities; or
• units of the above securities.

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future.

The aggregate initial offering price of all securities sold will not exceed $100,000,000. When we sell securities, we will determine the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to purchasers.

Additional Information

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we may offer in the future. In each prospectus supplement we will include the following information:

• the type and amount of securities which we propose to sell;
• the initial public offering price of the securities;
• the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;
• the compensation, if any, of those underwriters, agents or dealers;
• if applicable, information about securities exchanges or automated quotation systems on which the securities will be listed or traded;
• material United States federal income tax considerations applicable to the securities;
• any material risk factors associated with the securities; and
• any other material information about the offer and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities for general corporate purposes, which may include:

• acquiring interests or companies in our industry and related businesses;
• reducing or repaying existing or future indebtedness;
• providing additional working capital; and
• capital expenditures.

Pending any use, as described in the applicable prospectus supplement, we plan to invest the net proceeds in investment-grade, short-term, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and certain provisions of our restated articles of incorporation and restated bylaws is a summary and is qualified in its entirety by the provisions of our articles of incorporation and bylaws.

Our authorized capital stock consists of 100,000,000 shares of common stock, no par value per share, and 5,663,952 shares of preferred stock, par value $0.01 per share. No shares of preferred stock are outstanding.

Common Stock

As of August 31, 2013, there were 29,016,624 shares of our common stock outstanding. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of our common stock have the following rights:

Dividends. Holders of our common stock are entitled to receive ratably such dividends on our common stock as may from time to time be declared by our board of directors out of funds legally available therefore.

Voting. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. Cumulative voting for the election of directors is not authorized by our articles of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Preemptive Rights, Conversion and Redemption. Holders of our common stock have no preemptive rights and no right to redeem their common stock or convert their common stock into any other securities.

Liquidation, Dissolution and Winding-up. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation rights of any preferred stock.

Preferred Stock

Our board of directors is authorized, without further action by our shareholders, to designate and issue up to 5,663,952 shares of preferred stock in one or more series. Our board of directors may fix the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions on these shares.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

The issuance of preferred stock could delay, defer or prevent a change of control of Radisys. We have no current plans to issue any shares of preferred stock.

Oregon Control Share and Business Combination Statutes

Oregon law may restrict the ability of our significant shareholders to exercise voting rights. The Oregon Control Share Act generally applies to a person who acquires voting stock of an Oregon corporation in a transaction that results in that person holding more than one-fifth, one-third or one-half of the total voting power of the voting shares of the corporation. If such a transaction occurs, the person cannot vote the shares acquired in the acquisition unless voting rights are restored to those shares by:

• the holders of a majority of the outstanding voting shares of each voting group entitled to vote; and
• the holders of a majority of the outstanding voting shares, excluding the acquired shares and shares held by the corporation’s officers and inside directors.

This law is construed broadly and may apply to both companies and persons acting as a group.

The restricted shareholder may, but is not required to, submit to the corporation a statement setting forth information about itself and its plans with respect to the corporation. The statement may request that the corporation call a special meeting of shareholders to determine whether voting rights will be granted to the shares acquired. If a special meeting of shareholders is not requested, the issue of voting rights of the acquired shares will be considered at the next annual or special meeting of shareholders that is held more than 60 days after the date the shares are acquired. If the acquired shares are granted voting rights and they represent a majority of all voting power, shareholders who do not vote in favor of granting voting rights will be entitled to dissent and will have the right to receive the fair value of their shares if the shareholders follow the provisions of Oregon’s dissenters’ rights statute. The fair value will, at a minimum, be equal to the highest price paid per share by the person for the shares acquired in the transaction subject to this law.

We are also subject to provisions of Oregon law that govern business combinations between corporations and interested shareholders. The Oregon Business Combination Act generally prohibits a corporation from entering into a business combination transaction with a person, or an affiliate of that person, for a period of three years following the date the person acquires 15% or more of the voting stock of the corporation. For the purposes of this law, the prohibition generally applies to the following business combination transactions:

• a merger or plan of share exchange,
• any sale, lease, mortgage or other disposition of 10% or more of the assets of the corporation, and
• transactions that result in the issuance of capital stock of the corporation to the 15% shareholder.

However, the general prohibition does not apply if:

• the 15% shareholder, as a result of the transaction in which the person became a 15% shareholder, owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors who are also officers, and certain employee benefit plans),
• the board of directors approves the share acquisition or business combination before the shareholder acquired 15% or more of the corporation’s outstanding voting stock, or
• the board of directors and the holders of at least 66 2/3% of the outstanding voting stock of the corporation, excluding shares owned by the 15% shareholder, approve the transaction on or after the date the shareholder acquires 15% or more of the corporation’s voting stock.

Advance Notice Provisions. Our bylaws establish advance notice procedures for shareholder proposals and nominations of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board.

Special Meeting Requirements. Our bylaws provide that special meetings of shareholders may be called by the Chairman of the Board or the board of directors and shall be called by the Chairman of the Board upon the written demand of the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

Cumulative Voting. Neither our articles of incorporation nor our bylaws provide for cumulative voting in the election of directors.

These provisions may deter a hostile takeover or delay a change of control or management of Radisys.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc.

Nasdaq Stock Market Quotation

Our common stock is traded on the Nasdaq Global Select Market under the symbol “RSYS.”

DESCRIPTION OF PREFERRED STOCK

We may issue preferred stock in series with any rights and preferences which may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

• the title of the series of preferred stock;
• any limit upon the number of shares of the series of preferred stock which may be issued;
• the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;
• the date or dates on which we will be required or permitted to redeem the preferred stock;
• the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;
• the voting rights, if any, of the holders of the preferred stock;
• the dividends, if any, which will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends and may be cumulative or non-cumulative;

• the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;
• any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock or a purchase fund to be used to purchase preferred stock; and
• any other material terms of the preferred stock.

Holders of shares of preferred stock will not have preemptive rights.

DESCRIPTION OF DEPOSITARY SHARES

General. We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to the registration statement. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts which are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares. If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable redemption fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions. We will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous. The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, or units of two or more of these types of securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

• in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which you may purchase the debt securities upon exercise;
• in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants and the price at which you may purchase such number of shares of preferred stock of such series upon such exercise;
• in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase such number of shares of common stock upon such exercise;
• the period during which you may exercise the warrants;

• any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;
• the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and
• any other material terms of the warrants.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

• in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
• in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under an indenture to be entered into between us and a trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed in a supplemental indenture with respect to a particular series. We will identify such trustee in a prospectus supplement. We may also issue additional series of debt securities under the Indenture dated February 12, 2008, by and between Radisys, as issuer, and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee. Each indenture, as supplemented by a supplemental indenture, is governed by the Trust Indenture Act.

The following is a summary of certain provisions of each indenture. It does not restate the indentures entirely. We urge you to read the indentures. We have filed the indentures as exhibits to the registration statement of which this prospectus is a part. References below to an “indenture” are references to each indenture, as supplemented by a supplemental indenture, under which a particular series of debt securities is issued.

Terms of the Debt Securities

Our debt securities will be unsecured obligations of the Company. We may issue them in one or more series. The indenture does not limit the amount of debt securities that may be issued. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

• the title of the debt securities and whether the debt securities are senior, senior subordinated, or subordinated debt securities;
• the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the series of debt securities;
• the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;
• the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;
• whether and under what circumstances any additional amounts are payable with respect to debt securities;
• the currency or currencies in which principal, premium, if any, and interest, if any, will be payable;
• the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange; and the identification of any depositary or depositaries for any global debt securities;
• any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;
• the right, if any, of holders of the debt securities to convert them into our common stock or other securities, including any provisions intended to prevent dilution of the conversion rights;

• any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;
• the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;
• the terms, if any, upon which debt securities may be subordinated to our other indebtedness;
• any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture; and
• any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject.

Events of Default and Remedies

Unless otherwise described in the prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:

• default in payment of the principal of or premium, if any, or any additional amounts with respect to such principal or premium, on any of the debt securities of such series;
• default for 30 days in payment of any installment of interest or any additional amounts with respect to such interest on any debt security of such series beyond any applicable grace period;
• default in the payment, if any, of any sinking fund installment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;
• failure to perform any other covenant or warranty of our Company contained in such indenture or such debt securities continued for 90 days after written notice;
• bankruptcy, insolvency or reorganization of our Company; and
• any other event of default provided in a supplemental indenture with respect to a particular series of debt securities.

The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal, premium, if any, or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The indenture will provide that if any event of default has occurred, except for bankruptcy, insolvency or reorganization of the Company, and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding may declare the principal of all the debt securities of such series to be due and payable immediately. If an event of default resulting from bankruptcy, insolvency or reorganization of the Company shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the applicable trustee, to the full extent permitted by law. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by written notice to the trustee and to us may waive any event of default with respect to such series of debt securities, other than any event of default in payment of principal or premium, if any, or interest, or additional amounts. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or premium, if any, or interest, or additional amounts on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture; provided, however, that the applicable trustee may decline to follow any such direction if, among other reasons, the applicable trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to the applicable indenture will be subject to certain conditions precedent including, without limitation, that the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding under such indenture make a written request upon the applicable trustee to exercise its powers under such indenture, indemnify the applicable trustee and afford the applicable trustee reasonable opportunity to act, but the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time if:

• (i) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been accepted by the applicable trustee for cancellation, or (ii) the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for giving the notice of redemption;
• the Company irrevocably deposits in trust with the applicable trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money sufficient to pay the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under such indenture; and
• the Company delivers to the applicable trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with

With respect to the foregoing clauses (i) and (ii), certain obligations of the Company to the trustee shall survive. With respect to the foregoing clause (ii), the Company’s obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement, to pay additional amounts, if any, in certain circumstances, and with respect to rights of conversion or exchange, if any, shall survive until such debt securities are no longer outstanding. Thereafter, only the Company’s obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.

The indenture further provides that the Company (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series and (ii) may omit to comply with any term, provision, covenant or condition of such indenture with respect to the outstanding debt securities of such series; provided that the following conditions shall have been satisfied:

• the Company has irrevocably deposited in trust with the applicable trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the applicable trustee), as the case may be;
• such deposit will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;
• no default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;
• the Company shall have delivered to such trustee an opinion of counsel as described in the indenture to the effect that (1) the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and (2) after the 91st day after the establishment of such trust, the amounts in such trust will not be subject to any case or proceeding in respect of the Company under applicable bankruptcy, insolvency or similar law; and
• the Company has delivered to the applicable trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with.

Subsequent to a legal defeasance under clause (i) above, the Company’s obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement, to pay additional amounts, if any, in certain circumstances, and with respect to rights of conversion or exchange, if any, shall survive until such debt securities are no longer outstanding.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series. Without the consent of any holder, we and the trustee may amend or supplement the indenture, the debt securities to:

• cure any ambiguity, defect or inconsistency;
• create a series and establish its terms;
• provide for uncertificated debt securities in addition to or in place of certificated debt securities;
• evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder;
• add to the covenants of the Company or to surrender any right or power conferred on the Company pursuant to the indenture;
• to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;
• add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture,
• add any additional events of default with respect to all or any series of debt securities;
• supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;
• make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;
• qualify such indenture under the Trust Indenture Act of 1939; or
• make any change that does not adversely affect the legal rights of any holder.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal, or additional amounts. These consents and waivers may be obtained in connection with a tender offer or exchange offer for debt securities.

Without the consent of each holder affected, we and the trustee may not:

• reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;
• reduce the rate of or change the time for payment of interest;
• reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;
• make any debt security payable at a place or in money other than that stated in the debt security;
• modify the ranking or priority of the debt securities;
• waive a continuing default in the payment of principal of or interest on the debt securities; or
• make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the indenture.

Concerning the Trustee

The trustee under the Indenture dated February 12, 2008, by and between Radisys and The Bank of New York Mellon Trust Company is The Bank of New York Mellon Trust Company, N.A.

In the ordinary course of its business, The Bank of New York Mellon Trust Company, N.A. or another trustee under the indenture to be entered into, when selected, may provide services to us as transfer agent for our common stock and trustee under indentures relating to our senior notes and senior subordinated notes. Each indenture contains, or will contain, limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. Each indenture permits, or will permit, the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

Each indenture provides, or will provide, that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Each indenture provides that the applicable trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the applicable trustee considers it in the interest of holders to do so.

Each indenture contains a provision entitling the applicable trustee to be indemnified by the holders before proceeding to exercise any trust or power under such indenture at the request of such holders.

Certain Covenants

Existence. Except as permitted under “— Consolidation, Merger and Sales,” the indenture requires the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (by certificate of incorporation, bylaws and statute) and franchises; provided, however, that the Company will not be required to preserve any right or franchise if the Company determines that the preservation thereof is no longer desirable in the conduct of its business.

Calculation of Original Issue Discount. The Company shall file with the trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount accrued on outstanding securities at the end of such year and any other specific information as may then be relevant under the Internal Revenue Code of 1986, as amended.

Additional Covenants. Any additional covenants of the Company with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Repurchases on the Open Market

The Company or any affiliate of the Company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, units will consist of one or more warrants, debt securities, preferred stock, common stock, or any combination thereof. You should refer to the applicable prospectus supplement for:

• all terms of the warrants, debt securities, shares of preferred stock or shares of common stock or any combination thereof comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;
• a description of the terms of any unit agreement governing the units; and
• a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may offer and sell the securities:

• through one or more dealers or underwriters or a syndicate of underwriters in an underwritten offering;

• directly to investors or to other purchasers, including our affiliates and existing shareholders in a rights offering or	otherwise;
• through agents; or
• through a combination of any of these methods.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

• the terms of the offering;
• the names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
• the name or names of any managing underwriter or underwriters;
• the purchase price of the securities;
• the net proceeds to us from the sale of the securities;
• any delayed delivery arrangements;
• any underwriting discounts, commissions or concessions and other items constituting underwriters’ compensation;
• any discounts or concessions allowed or reallowed or paid to dealers;
• any initial public offering price; and
• any commissions paid to agents.

Any public offering price, discounts, commissions or other items constituting underwriters’ compensation or any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We have reserved the right to sell the securities directly to investors, including persons who may be deemed to be underwriters within the meaning of the Securities Act, on our own behalf, in those jurisdictions where we are authorized to do so. We may also sell securities upon the exercise of rights that we may issue to our security holders. In these cases, no underwriters or agents would be involved. The sale of the securities may be effected in transactions (a) on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

We and our agents and underwriters, may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

In connection with offerings of securities, we may enter into derivative transactions with third parties in connection with which such third parties may sell common stock registered hereunder including in short sale transactions. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

If we use underwriters to sell securities, we may enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities from time to time in one or more transactions, including negotiated transactions, to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents. The underwriters may also offer the securities through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.

In the event any underwriter, dealer or agent who is a member of the Financial Industry Regulatory Authority, or FINRA, participates in the distribution of any securities offered pursuant to this prospectus and any applicable prospectus supplement, the maximum underwriters’ compensation to be received by such FINRA member will not be greater than eight percent (8%) of the gross proceeds from the sale of the securities.

Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase the securities as a principal, and may then resell such securities at varying prices to be determined by the dealer.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of their business. Unless otherwise stated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

During and after an offering through underwriters, the underwriters may purchase and sell securities in the open market. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise prevail in the open market. If commenced, the underwriter may discontinue these activities at any time. Those transactions may include:

• Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

• Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

• Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over- allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

• Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the offered securities or preventing or retarding a decline in the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Global Select Market or otherwise and, if commenced, may be discontinued at any time.

If we use dealers in the sale of securities, the securities will be sold directly to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. Underwriters, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement. Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used. Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

LEGAL MATTERS

The validity of the shares of common stock and preferred stock offered by this prospectus will be passed upon for us by Stoel Rives LLP, Portland, Oregon. The validity of the depositary shares, debt securities, warrants, and units of securities offered by this prospectus will be passed upon for us by Baker & McKenzie LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements of Radisys Corporation as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement to register the securities offered by this prospectus under the Securities Act. This prospectus is part of that registration statement, but omits certain information contained in the registration statement, as permitted by SEC rules. For further information with respect to our Company and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or telephoning us at:

Radisys Corporation
5435 N.E. Dawson Creek Drive
Hillsboro, OR 97124
Attn: Chief Financial Officer
Tel : (503) 615-1100

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can also inspect reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.radisys.com on the “Investor Relations” page through the “SEC Filings” link. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any such information superseded by information contained in later-filed documents or directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). These documents contain important information about us and our financial condition.

•	The Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 7, 2013;

•	Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2012, filed with the SEC on April 29, 2013;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013, filed with the SEC on May 2, 2013 and August 1, 2013, respectively;

•	Current Reports on Form 8-K filed with the SEC on February 6, May 28, July 30 and September 6, 2013; and

•	The portions of our Definitive Proxy Statement on Schedule 14A filed on July 24, 2013 that are deemed “filed” with the SEC under the Exchange Act.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Radisys Corporation, 5435 N.E. Dawson Creek Drive, Hillsboro, Oregon 97124; Attention: Chief Financial Officer, or you may call us at (503) 615-1100.

The information incorporated by reference is an important part of this prospectus. You should rely only upon the information provided in this prospectus and the information incorporated into this prospectus by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

Shares

RADISYS CORPORATION

Common Stock

Prospectus Supplement

Sole Book-Running Manager
Needham & Company

March , 2014